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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JULY 31, 1997
                        (Date of earliest event reported)


                             INTERACTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)


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
              DELAWARE                                 0-26026                                 95-2925769
    (State or other jurisdiction                     (Commission                              (IRS Employer
          of incorporation)                         File Number)                           Identification No.)
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              5095 MURPHY CANYON ROAD, SAN DIEGO, CALIFORNIA 92123
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (619) 560-8525


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ITEM 5.  OTHER EVENTS.

         On July 31, 1997, Interactive Group, Inc., a Delaware corporation ("Interactive"), announced that it had entered into a definitive agreement (the "Merger Agreement") with DataWorks Corporation, a California corporation ("DataWorks"), pursuant to which Interactive will become a wholly-owned subsidiary of DataWorks in a stock-for-stock merger (the "Merger") intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and accounted for as a pooling-of-interests for financial reporting purposes. Under the terms of the Merger Agreement, stockholders of Interactive will receive 0.8054 shares of DataWorks common stock for each share of Interactive common stock they own at the time the Merger is consummated. In addition, options and warrants to acquire Interactive common stock will be converted as a result of the Merger into equivalent options and warrants for DataWorks common stock, based upon the exchange ratio.

         In connection with the execution of the Merger Agreement, Interactive has granted to DataWorks an option to purchase up to 344,531 shares of Interactive common stock (approximately 7.5% of the number of shares currently outstanding), exercisable upon the occurrence of certain events involving a termination of the Merger Agreement. The option is set forth in an "Option Agreement" dated July 31, 1997.

         The Merger is expected to be completed this fall, subject to approval of the Merger Agreement and the Merger by the stockholders of Interactive and the shareholders of DataWorks as well as the satisfaction or waiver of customary closing conditions. In connection with the execution of the Merger Agreement, certain stockholders of Interactive owning approximately 39% of the outstanding shares of Interactive common stock (Robert C. Vernon, Mark Hellinger and Randolph S. Naylor) and certain shareholders of DataWorks owning approximately 20% of the outstanding shares of DataWorks common stock have entered into forms of "Voting Agreements" pursuant to which they have agreed to vote their shares in favor of approval of the Merger Agreement and the Merger.

         The foregoing description of the transactions involving Interactive and DataWorks and the various agreements entered into in connection therewith is qualified in its entirety by reference to the Merger Agreement, the Option Agreement and the forms of Voting Agreements entered into by the stockholders of Interactive and the shareholders of DataWorks, copies of which are filed as exhibits to this Form 8-K and are incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  2.1 Agreement and Plan of Merger and Reorganization dated as of July 31, 1997 among DataWorks Corporation, DataWorks Acquisition Sub, Inc. and Interactive Group, Inc. Disclosure Schedules of DataWorks Corporation and Interactive Group, Inc., as well as certain exhibits to this Agreement, have been omitted as inmaterial; however, copies of these documents will be provided to the Securities and Exchange Commission upon request.

                  2.2 Option Agreement dated as of July 31, 1997 between DataWorks Corporation and Interactive Group, Inc.



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                  99.1  Form of Voting Agreement between DataWorks Corporation and certain stockholders of Interactive Group, Inc.

                  99.2 Form of Voting Agreement between Interactive Group, Inc. and certain shareholders of DataWorks Corporation.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  August 8, 1997


                                       INTERACTIVE GROUP, INC.




                                       By /s/ Mark Hellinger
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                                         Mark Hellinger
                                         President and Chief Operating Officer



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                                  Exhibit Index


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Exhibit                                                                               Page
Number                             Description                                       Number
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
2.1            Agreement and Plan of Merger and Reorganization dated as of July
               31, 1997 among DataWorks Corporation, DataWorks Acquisition Sub,
               Inc. and Interactive Group, Inc. Disclosure Schedules of
               DataWorks Corporation and Interactive Group, Inc., as well as certain exhibits to this Agreement, have been omitted as
               inmaterial; however, copies of these documents will be provided to the Securities and Exchange Commission upon request.

2.2 Option Agreement dated as of July 31, 1997 between DataWorks Corporation and Interactive Group, Inc.

99.1 Form of Voting Agreement between DataWorks Corporation and certain stockholders of Interactive Group, Inc.

99.2 Form of Voting Agreement between Interactive Group, Inc. and certain shareholders of DataWorks Corporation.
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